FOURTH QUARTER 2020  EARNINGS CONFERENCE CALL PRESENTATION 1

SAFE HARBOR This presentation includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea’s and managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea’s filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea’s financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea’s financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise. 2

BUSINESS HIGHLIGHTS •Adjusted EBITDAof $12.9 million •Net income of $7.6 million •$48.4 million cash, restricted cash and cash  equivalents Q4‐2020 Results •17 drybulk ships and one barge in owned and  controlled fleet at December 31, 2020 Fleet •Operating 53 vessels on average during Q4 2020 •6.7 million tons carried; 122 voyages performed  for 59 clients  Operations 1) Adjusted EBITDA is a non‐GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and  leaseback of vessel, share‐based compensation, and when applicable, loss on impairment of vessels and certain non‐recurring items.  Consistent  Performance Working Fleet Extensive and varied  experience 3

Customer Focus: Long‐term, fixed contract employment and recurring business with new and longstanding customers Targeted Business: Specialty tonnage provides superior returns – 42% premium over average market rates in Q4 – 2020 Rate Environment: The Baltic Dry Index average decreased in the fourth quarter compared to prior year. (1) Per reported indices DRIVERS OF PERFORMANCE 4 0 500 1000 1500 2000 2500 Baltic Dry Index (1)

4th Quarter Highlights • Net income attributable to Pangaea Logistics Solutions Ltd. was $7.6 million for three months ended December 31,  2020 as compared to $4.4 million of net loss for the same period of 2019. o Non‐GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd. of $6.2 million as compared  to $4.4 million for the three months ended December 31, 2019. • Adjusted Earnings per share was $0.14 for three months ended December 31, 2020 as compared to $0.10 for the  same period of 2019. • Pangaea's TCE rates were $14,640 for the three months ended December 31, 2020. The market average for the  fourth quarter of 2020 was approximately $10,326, giving the Company an overall average premium over market  rates of approximately $4,314 or 42%.  • Adjusted EBITDA of $12.9 million for the three months ended December 31, 2020, compared to $13.8 million for  the same period of 2019. • At the end of the quarter, Pangaea had $48.4 million in cash, restricted cash and cash equivalents.  FINANCIAL HIGHLIGHTS 5

SELECTED INCOME STATEMENT DATA

(in thousands,may not foot due to rounding)	Three months ended December 31, 2020	Three months ended December 31, 2019	Years Ended December 31, 2020	Years Ended December 31, 2019
	(unaudited)	(unaudited)		
Revenues:				
Voyage revenue	$ 98,237	$ 118,627	$ 349,738	$ 365,715
Charter revenue	14,617	11,851	33,158	46,483
Total revenue	112,853	130,478	382,896	412,198
Expenses:				
Voyage expense	41,598	50,978	161,881	165,479
Charter hire expense	45,270	47,706	127,769	132,950
Vessel operating expenses	9,088	13,106	38,047	45,266
General and administrative	4,357	5,218	15,915	17,379
Depreciation and amortization	4,237	5,008	17,055	18,529
Loss on impairment of vessels	-	4,751	1,801	4,751
Loss on sale of vessels	25	4,585	730	4,585
Total expenses	104,576	131,351	363,199	388,940
Income from operations	8,277	(873)	19,697	23,258
Total other expense, net	(397)	(2,137)	(7,005)	(6,209)
Net income	7,880	(3,010)	12,692	17,049
Income attributable to noncontrolling interests	(290)	(1,389)	(1,340)	(5,391)
Net income attributable to Pangaea Logistics Solutions Ltd.	$ 7,590	$ (4,399)	$ 11,352	$ 11,658
Adjusted EBITDA [1]	$ 12,939	$ 13,842	$ 41,598	$ 52,861

1) Adjusted EBITDA is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessel, share-based compensation, and when applicable, loss on impairment of vessels and certain non-recurring items.

6

SELECTED BALANCE SHEET & CASH FLOW DATA 7 The amounts in the table above have been calculated based on unrounded numbers. Accordingly, certain amounts may not sum due to the effect of rounding.  (in thousands) December 31, 2020 December 31, 2019  Current Assets     Cash and cash equivalents 46,897$                                        50,555$                            Restricted cash 1,500                                             1,000                                    Accounts receivable, net 29,152                                          28,309                                 Other current assets 35,482                                          48,091                              Total current assets 113,032                                        127,955                           Restricted cash ‐                                                 1,500                                Fixed assets, including finance lease right of use assets, net 321,982                                        335,090                           Investment in newbuildings in‐process 15,391                                          15,357                             Total assets 450,404$                                      479,903$                         Current liabilities Accounts payable, accrued expenses and other current liabilities 32,400$                                        39,974$                           Related party debt 243                                                333                                   Current portion long‐term debt and finance lease liabilities 64,361                                          35,540                             Other current liabilities 13,805                                          15,008                             Total current liabilties 110,809                                        90,855                             Secured long‐term debt and finance lease liabilities, net 95,028                                          141,148                           Other long‐term liabilities 10,135                                          4,828                                Total Pangaea Logistics Solutions Ltd. equity 182,766                                        170,246                           Non‐controlling interests 51,666                                          72,826                             Total stockholders' equity 234,431                                        243,072                           Total liabilities and stockholders' equity 450,404$                                      479,903$                         Cash flows for the years ended: December 31, 2020 December 31, 2019 Net cash provided by operating activities 20,836$ 44,459$ Net cash used in investing activities (6,888)$ (46,602)$ Net cash used in financing activities (18,606)$ (916)$

TOTAL SHIPPING DAYS 8 Capital Efficiency: Leveraged owned fleet by chartering‐in market vessels Flexibility: Short‐term charters allow us to react quickly and take advantage of arbitrage opportunities 1,718  1,820  1,886  1,875  1,573  1,623  1,566  1,461  2,220  1,742  2,750  3,365  3,003  1,977  3,168  3,406   ‐  1,000  2,000  3,000  4,000  5,000  6,000 Q1‐19 Q2‐19 Q3‐19 Q4‐19 Q1‐20 Q2‐20 Q3‐20 Q4 ‐20 D ay s Owned Days Charter‐in Days

PANGAEA TCE v. AVERAGE MARKET TCE 9 Consistently outperforming against average Panamax and Supramax index **Average of the published Panamax and Supramax index net of commission $7,160  $8,665  $13,728  $10,819  $5,920  $5,548  $10,286  $10,326  $4,869  $4,268  $2,187  $4,353  $4,588  $5,185  $3,030  $4,314 68% 49% 16% 40% 78% 93% 29% 42%  $‐  $2,000  $4,000  $6,000  $8,000  $10,000  $12,000  $14,000  $16,000  $18,000 Q1‐2019 Q2‐2019 Q3‐2019 Q4‐2019 Q1‐2020 Q2‐2020 Q3‐2020 Q4‐2020 Market Avg TCE** Market Premium over Market Pangaea TCE         $12,029              $12,933              $15,915              $15,172             $10,508              $10,733               $13,316             $14,640

1) Adjusted EBITDA is a non‐GAAP measure and represents operating earnings before interest expense, income taxes, depreciation and amortization, share‐based  compensation, loss on sale and leaseback of vessels and other non‐operating income and/or expense, if any.  2) TCE is defined as total revenues less voyage expenses divided by the number of shipping days, which is consistent with industry standards. TCE rate is a common  shipping industry performance measure used primarily to compare daily earnings generated by vessels on time charters with daily earnings generated by vessels  on voyage charters, because charter hire rates for vessels on voyage charters are generally not expressed in per‐day amounts while charter hire rates for vessels  on time charters generally are expressed in per‐day amounts. FINANCIAL PERFORMANCE Q1‐2019 THROUGH Q4‐2020 10  ‐  2,000  4,000  6,000  8,000  10,000  12,000  14,000  16,000  18,000  20,000 Q1‐19 Q2‐19 Q3‐19 Q4‐19 Q1‐20 Q2‐20 Q3‐20 Q4 ‐20 ADJUSTED EBITDA(1)  $‐  $2,000  $4,000  $6,000  $8,000  $10,000  $12,000  $14,000  $16,000  $18,000 Q1‐19 Q2‐19 Q3‐19 Q4‐19 Q1‐20 Q2‐20 Q3‐20 Q4 ‐20 TCE(2)

ADJUSTED EARNINGS PER COMMON SHARE 11 (1) Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale and leaseback of vessel,  loss on impairment of vessel, gains and losses on derivative instruments, and certain non‐recurring charges, divided by the weighted average number of shares of  common stock. Adjusted EPS total of $0.14 for Q4‐2020 0.11  0.14  0.18  0.09  0.03  0.09  0.20  0.10  (0.09) 0.09  0.19  0.14   (0.10)  (0.05)  ‐  0.05  0.10  0.15  0.20  0.25 Q1‐18 Q2‐18 Q3‐18 Q4‐18 Q1‐19 Q2‐19 Q3‐19 Q4‐19 Q1‐20 Q2‐20 Q3‐20 Q4 ‐20 Historical Adjusted EPS (1) $0.52 $0.42 $0.33